UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 18, 2024

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	MIR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
On April 18, 2024, Mirion Technologies, Inc. (the “Company”) issued a press release announcing the redemption of all of its outstanding public warrants to purchase shares of its Class A common stock that were issued pursuant to its Warrant Agreement, dated June 29, 2020, by and between the Company (f/k/a GS Acquisition Holdings Corp II) and Continental Stock Transfer & Trust Company, as warrant agent. Any public warrants that remain outstanding at 5:00 p.m. New York City time on May 20, 2024 will be redeemed for a redemption price of $0.10 per public warrant.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1, or the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and none shall constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
99.1	Mirion Technologies, Inc. press release dated April 18, 2024
99.2	Notice of Redemption dated April 18, 2024
104	Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024

Mirion Technologies, Inc.
By:    /s/ Brian Schopfer
Name:    Brian Schopfer
Title:    Chief Financial Officer